EXHIBIT 10.1
FIRST AMENDMENT TO THE
AMENDED AND RESTATED CONSULTING AGREEMENT
     This FIRST AMENDMENT TO THE AMENDED AND RESTATED CONSULTING AGREEMENT dated as of August 19, 2009 is among F.N.B. Corporation, a Florida corporation having its principal place of business at One F.N.B. Boulevard, Hermitage, Pennsylvania 16148 (“FNB”), First National Bank of Pennsylvania, a national banking association having its principal place of business at One F.N.B. Boulevard, Hermitage, Pennsylvania 16148 (“FNB Bank”), and Stephen J. Gurgovits, an individual whose address is 591 Buhl Boulevard, Sharon, Pennsylvania 16146 (the “Consultant”).
WITNESSETH:
     WHEREAS, the Consultant served for many years as an executive officer of each of FNB and FNB Bank (collectively, the “Companies”) and as Chairman of the Board of Directors of FNB;
     WHEREAS, in anticipation of the Consultant’s retirement on December 31, 2008, the parties entered into a consulting relationship pursuant to the Amended and Restated Consulting Agreement dated as of June 18, 2008 (the “Agreement”);
     WHEREAS, since February 11, 2009, the Consultant has been serving as interim Chief Executive Officer and President of the Companies and Chairman of the Board of Directors of FNB;
     WHEREAS, effective June 2, 2009, the parties agreed to provide for the employment of the Consultant as Chief Executive Officer of the Companies;
     WHEREAS, during the Consultant’s employment as Chief Executive Officer of the Companies, the parties desire to toll the Agreement for the number of days equal to the period beginning February 11, 2009 and ending upon the Consultant’s termination as Chief Executive Officer of the Companies; and
     WHEREAS, the parties desire to amend the Agreement so that upon the Consultant’s termination as Chief Executive Officer for reasons other than Cause, Death, or Permanent Disability (as such terms are defined in the Agreement), the Consultant shall re-commence and continue his services as a consultant for the Companies.
     NOW, THEREFORE, pursuant to Section 8 of the Agreement and in consideration of the agreements and covenants herein set forth, the parties hereby agree to amend the Agreement, effective February 11, 2009, to provide that the duration, provisions, and conditions of the Agreement are hereby tolled for the number of days equal to the period beginning February 11, 2009 and ending upon the Consultant’s termination as Chief Executive Officer of the Companies. Further, the Agreement is hereby amended to provide that on the date the Consultant’s employment as Chief Executive Officer terminates for reasons other than Cause, Death, or

Permanent Disability, the Consultant shall re-commence and continue his services as a consultant for the Companies pursuant to the terms and conditions of the Agreement. In no event, however, shall the duration of the Agreement continue beyond the date which is (1) the date the Companies terminate the Agreement because of the Permanent Disability of the Consultant; or (2) the later of either the date when the Consultant reaches age 72 or the Consultant is no longer serving as a director.
     IN WITNESS WHEREOF, the parties hereto have executed this amendment to the Agreement as of the date first written above.

F.N.B. CORPORATION

By:	/s/ Brian F. Lilly Brian F. Lilly Chief Operating Officer

FIRST NATIONAL BANK OF PENNSYLVANIA

By:	/s/ Brian F. Lilly Brian F. Lilly Chief Administrative Officer

STEPHEN J. GURGOVITS

/s/ Stephen J. Gurgovits

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